BlackRock Natural Resources Trust

(formerly Merrill Lynch Natural Resources Trust)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Copy of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 23 filed on September 29, 2006 (SEC Accession No. 0001193125-06-199305).